Exhibit 10.3
JOINDER, COMMITMENT INCREASE AND BORROWING BASE REDETERMINATION AGREEMENT, AND THIRD AMENDMENT TO CREDIT AGREEMENT
THIS JOINDER, COMMITMENT INCREASE AND BORROWING BASE REDETERMINATION AGREEMENT, AND THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of May 1, 2023, is entered into among Gulfport Energy Operating Corporation, a Delaware corporation (the “Borrower”); Gulfport Energy Corporation, a Delaware corporation (“Holdings”); each Subsidiary of Borrower listed on the signature pages hereto and party hereto as a Guarantor (collectively, the “Guarantors”); each of the Lenders from time to time party hereto; JPMorgan Chase Bank, N.A. (in its individual capacity, “JPMorgan”), as administrative agent for the Lenders, as defined below (in such capacity, together with its successors in such capacity, the “Administrative Agent”).
RECITALS
WHEREAS, the Borrower, Holdings, the lenders from time to time party thereto (the “Lenders”), the Administrative Agent, the Issuing Banks and the other parties from time to time party thereto, are party to the Third Amended and Restated Credit Agreement, dated as of October 14, 2021 (as amended by that certain Borrowing Base Redetermination Agreement and First Amendment to Credit Agreement dated as of May 2, 2022, that certain Borrowing Base Reaffirmation Agreement and Second Amendment to Credit Agreement dated as of October 31, 2022 and as otherwise amended, modified, extended, restated, replaced, or supplemented from time to time prior to the date hereof, the “Existing Credit Agreement” and, as amended hereby and as may be further amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”); and
WHEREAS, the Borrower has provided the necessary reserve report and related information (the “Spring 2023 Redetermination Reserve Report”) for the Administrative Agent and the Lenders to complete the spring 2023 Scheduled Redetermination of the Borrowing Base and, after reviewing such reserve information, the Administrative Agent and the Lenders (including the New Lenders (as defined below)) have recommended increasing the Borrowing Base to $1,100,000,000; and
WHEREAS, the Borrower has requested that (a) each of Bank of America, National Association(“BofA”) and Comerica Bank (“Comerica” and together with BofA, each individually, a “New Lender”), severally and not jointly, join the Credit Agreement as a Lender with an Elected Commitment and a Maximum Revolving Credit Amount thereunder, each as specified opposite such New Lender’s name on Annex I-A attached hereto, (b) each Lender that was a party to the Existing Credit Agreement immediately prior to the Amendment Effective Date other than the Continuing Lenders (as defined below) (each, an “Increasing Lender”) agrees, severally and not jointly, to increase its respective Elected Commitment and Maximum Revolving Credit Amount under the Credit Agreement to the amounts specified opposite such Increasing Lender’s name on Annex I-A attached hereto, and (c) each of First Horizon Bank, a Tennessee State Bank (“First Horizon”), and Zions Bancorporation, N.A. dba Amegy Bank
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(“Amegy” and together with First Horizon, each individually, a “Continuing Lender”) agrees, severally and not jointly, to maintain its respective existing Elected Commitment (and consequently, to reduce proportionally its respective Maximum Revolving Credit Amount) under the Credit Agreement to the amount specified opposite such Continuing Lender’s name on Annex I-A attached hereto, and each New Lender, each Increasing Lender and each Continuing Lender has agreed, severally and not jointly, to make, increase or continue (as applicable) its respective Elected Commitment, and make, increase or decrease (as appliable) its respective Maximum Revolving Credit Amount, in accordance with the Borrower’s request; and
WHEREAS, in order to reallocate among all of the Lenders (including the New Lenders) all outstanding Loans and LC Exposure, such that, after giving effect to all of the foregoing joinders and new, increased or maintained Elected Commitments and Maximum Revolving Credit Amounts, the Lenders party to the Credit Agreement (including each New Lender) shall purchase, accept and assume, and assign and transfer, amongst themselves as more particularly described herein, such that after giving effect to such purchases, acceptances, assumptions, assignments and transfers, each Lender shall hold outstanding Loans and LC Exposure in accordance with its respective resulting Applicable Percentage as set forth on Annex I‑A; and
WHEREAS, each of Bank of America, N.A., Capital One, National Association, Canadian Imperial Bank of Commerce, New York Branch Bank and U.S. Bank, National Association are to be designated as Arrangers under the Credit Agreement (together with each of JPMorgan Chase Bank, N.A., Citizens Bank, N.A, Fifth Third Bank National Association, KeyBanc Capital Markets Inc., Mizuho Bank, Ltd., MUFG Bank, Ltd., Truist Securities, Inc., and Wells Fargo Securities, LLC, as Arrangers under the Existing Agreement, each of whom shall continue to be designated as an Arranger under the Credit Agreement); and
WHEREAS, the Borrower has requested that BofA be appointed as an Issuing Bank under the Credit Agreement, BofA has agreed and accepted such appointment, and the Administrative Agent has consented to such appointment, and concurrently MUFG Bank, Ltd. will resign as an Issuing Bank under the Credit Agreement, all upon the Amendment Effective Date; and
WHEREAS, the Borrower and Holdings have requested, and the Administrative Agent, each Issuing Bank and each Lender have each agreed to extend the Maturity Date under the Credit Agreement, and to make certain amendments and other modifications to the Credit Agreement;
NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement, as amended by this Amendment.
2.Joinder of New Lenders, Increase of the Elected Commitment Amounts, and Assignment and Assumption of Loans and LC Exposure on the Amendment Effective Date.
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(a) Upon the Amendment Effective Date, and by its execution and delivery hereof, (i) each New Lender, severally and not jointly, shall, and does hereby, (A) join and become a party to the Credit Agreement with an Elected Commitment and a Maximum Revolving Credit Amount as set forth opposite its name on Annex I‑A attached hereto, (B) obtain and have all the rights and obligations of a “Lender” under the Credit Agreement and the other Loan Documents to which the Lenders are a party, in each case, as if it were an original signatory thereto, and (C) agree to be bound by the terms and conditions set forth in the Credit Agreement and the other Loan Documents to which the Lenders are a party, in each case, as if it were an original signatory thereto, (ii) each Increasing Lender, severally and not jointly, shall, and does hereby, increase its Elected Commitment and Maximum Revolving Credit Amount to the amounts set forth opposite its name on Annex I‑A attached hereto, and (iii) each Continuing Lender, severally and not jointly, shall, and does hereby, maintain its Elected Commitment and proportionately reduce its Maximum Revolving Credit Amount to the amounts, each as set forth opposite its name on revised Annex I‑A attached hereto. Concurrently with the effectiveness of the foregoing, each New Lender and each Increasing Lender whose Applicable Percentage as set forth on Annex I-A attached hereto has increased (relative to its Applicable Percentage under the Existing Credit Agreement) upon the effectiveness of this Amendment (each, an “Assignee Lender”), severally and not jointly, shall, and does hereby, purchase, accept and assume, from each Continuing Lender and each Increasing Lender whose Applicable Percentage as set forth on Annex I-A attached hereto has decreased (relative to its Applicable Percentage under the Existing Credit Agreement) upon the effectiveness of this Amendment (each, an “Assignor Lender”), severally and not jointly, and each Assignor Lender shall, and does hereby, assign and transfer, without representation or warranty (except as expressly set forth in clauses (b) and (c) below of this Section 2) or recourse, to each Assignee Lender, subject to the terms of this Amendment and the Credit Agreement (as amended by this Amendment), an undivided amount of each Assignor Lender’s outstanding Loans and LC Exposure, such that, after giving effect to such joinders and new and increased Elected Commitments and assignments and assumptions, the Lenders party to the Credit Agreement from and after the Amendment Effective Date shall hold the outstanding Loans and LC Exposure in accordance with such resulting Applicable Percentages as set forth on Annex I‑A attached hereto.
(b) Each New Lender, severally and not jointly, (i) represents and warrants that (A) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (B) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to become a Lender, provide its respective Revolving Credit Commitment and acquire its interest in the Loans and LC Exposure outstanding as of the Amendment Effective Date (after giving effect to this Amendment), (C) from and after the Amendment Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of its respective Revolving Credit Commitment, shall have the obligations of a Lender thereunder, (D) it is sophisticated with respect to decisions to execute and deliver this Amendment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement and either it, or the person exercising discretion in making its decisions, is experienced in making such decisions, (E) it has received a copy of the Existing Credit Agreement and the other Loan Documents, together
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with copies of the most recent financial statements delivered pursuant to Section 8.01(a) or (b) thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment, become a Lender, provide its respective Revolving Credit Commitment and acquire its interest in the Loans and LC Exposure outstanding as of the Amendment Effective Date, on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender and (F) it has delivered to the Administrative Agent an Administrative Questionnaire and any other documentation required to be delivered by it pursuant to the terms of the Credit Agreement and (ii) agrees that (A) it will, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, made its own credit analysis and decision to enter into this Amendment and to provide its respective Revolving Credit Commitment and acquire its interest in the Loans and LC Exposure outstanding as of the Amendment Effective Date, (B) it appoints and authorizes the Administrative Agent to take such action on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to each such Person by the terms thereof, together with such powers as are reasonably incidental thereto, (C) it appoints and authorizes all Issuing Banks to take such action on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to such Person by the terms thereof, together with such powers as are reasonably incidental thereto, and (D) it will, independently and without reliance on the Administrative Agent or any Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (2) it will perform in accordance with their terms all of the obligations that, by the terms of the Loan Documents, are required to be performed by it as a Lender.
(c) Upon the Amendment Effective Date, and by its execution and delivery hereof, each Lender other than each New Lender, severally and not jointly, represents and warrants that it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby.
(d) Each Lender (including each New Lender) and the Administrative Agent hereby waive any fee (including any assignment, processing or recordation fee) that may be due pursuant to Section 2.06(c)(ii)(G) of the Credit Agreement in connection with the increase of Elected Commitments implemented hereby or the assignment and assumption of Loans and LC Exposure among the Lenders.
(e) From and after the Amendment Effective Date, the Administrative Agent shall make all payments in respect of each Lender’s Revolving Credit Commitment, outstanding Loans and LC Exposure (including payments of principal, interest, fees and other amounts) (i) to the applicable Assignor Lender for amounts that have accrued thereon to but excluding the Amendment Effective Date and (ii) to the applicable Assignee Lender for amounts which have accrued from and after the Amendment Effective Date.
(f) As of the Amendment Effective Date, all of the Loans outstanding under the Credit Agreement immediately prior to the Amendment Effective Date shall hereby be
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restructured, rearranged, renewed, extended and continued under the Credit Agreement and shall continue to be Loans outstanding under the Credit Agreement.
(g) This Amendment is executed and delivered by the New Lenders and the Increasing Lenders, the Borrower, Holdings, the Administrative Agent and each Issuing Bank in lieu of the execution and delivery of the incremental commitment agreements otherwise contemplated by Section 2.06(c) of the Credit Agreement, and the requirements of Section 2.06(c) are hereby superseded with respect thereto.
(h) Each Lender, severally and not jointly, hereby waives its right to compensation for any break funding payments owed by the Borrower pursuant to Section 5.02 of the Credit Agreement in connection with the assignments and assumptions contemplated by this Amendment of any Loans outstanding on the Amendment Effective Date.
3.Redetermination of the Borrowing Base. The Borrower and each Lender party hereto (including each New Lender) agrees that on and as of the Amendment Effective Date (defined below) the Borrowing Base shall be, and hereby is, increased from $1,000,000,000 to $1,100,000,000, and such increased Borrowing Base shall remain in effect until such time as the Borrowing Base is redetermined or otherwise adjusted pursuant to the terms of, or otherwise in accordance with, the Credit Agreement. Both Holdings and the Borrower, on the one hand, and the Administrative Agent and the Lenders party hereto, on the other hand, agree that the redetermination of the Borrowing Base pursuant to this Section 3 shall constitute the regularly Scheduled Redetermination of the Borrowing Base for the spring of 2023 (and not an interim redetermination of the Borrowing Base) pursuant to Section 2.07 of the Credit Agreement.
4.Amendments to Credit Agreement. As of the Amendment Effective Date, the Existing Credit Agreement is hereby amended as follows:
a.The definition of “Applicable Margin” in Section 1.02 of the Existing Credit Agreement is hereby amended by (i) deleting the words “then in effect” therein and inserting in place thereof the words “in effect three (3) Business Days prior to such day” and (ii) deleting the words “the period commencing on the effective date of such change in the Borrowing Base Utilization Percentage and ending on the date immediately preceding the effective date of the next such change” therein and inserting in place thereof the words “the period commencing three (3) Business Days after the effective date of such change in the Borrowing Base Utilization Percentage and ending on the date immediately preceding the date that is three (3) Business Days after the effective date of the next such change”.
b.The definition of “Arranger” in Section 1.02 of the Existing Credit Agreement is hereby amended and restated to provide:
“Arranger” means JPMorgan Chase Bank, N.A., Bank of America, N.A., Capital One, National Association, Canadian Imperial Bank of Commerce, New York Branch Bank, Citizens Bank, N.A, Fifth Third Bank National Association, KeyBanc Capital Markets Inc., Mizuho Bank, Ltd., MUFG Bank, Ltd., Truist Securities, Inc., U.S. Bank, National Association
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and Wells Fargo Securities, LLC, each in its capacity as a joint lead arranger and joint bookrunner.
The title page of the Credit Agreement and each other listing of the Arrangers under the Credit Agreement shall be similarly amended and otherwise updated to reflect the Arrangers as so amended hereby.
a.The definition of “Excess Cash Threshold” in Section 1.02 of the Existing Credit Agreement is hereby amended and restated to provide:
“Excess Cash Threshold” means, as of the date of any determination, the amount that is equal to $75,000,000.
a.Clause (a) in the definition of “Issuing Bank” in Section 1.02 of the Existing Credit Agreement is hereby amended and restated to provide:
(a) each of JPMorgan, Bank of America, N.A., Citizens Bank, N.A., Fifth Third Bank National Association, and Wells Fargo Bank, N.A.
a.The definition of “Maturity Date” in Section 1.02 of the Existing Credit Agreement is hereby amended and restated to provide:
“Maturity Date” means the earlier of (i) May 1, 2027 and (ii) the 91st day prior to the earliest stated maturity date of any of the Senior Unsecured 2026 Notes or any other Permitted Senior Notes (or any Permitted Refinancing Debt with respect thereto) having an aggregate outstanding principal amount equal to or exceeding $100,000,000, if such Senior Unsecured 2026 Notes or Permitted Senior Notes (or such Permitted Refinancing Debt) have not been refinanced, redeemed or repaid in full on prior to such 91st day.
a.Section 2.08(b) of the Existing Credit Agreement is hereby amended by inserting the following new sentence at the end of the existing section: “In no event shall more than twenty (20) Letters of Credit be issued and outstanding at any time unless otherwise approved in writing by the Administrative Agent.”
b.Section 3.05(a) of the Existing Credit Agreement is hereby by amended by amending and restating the second sentence thereof to provide:
“Accrued commitment fees shall be payable in arrears on the fifteenth (15th) day immediately following the last day of each March, June, September and December of each year and on the Termination Date, commencing on December 31, 2021.”
a.Section 9.04(b)(i)(y) of the Existing Credit Agreement is hereby amended by deleting the reference to “$150,000,000” therein and inserting in place thereof, “$250,000,000”.
b.Annex I to the Existing Credit Agreement is hereby amended, restated and replaced by Annex I attached hereto as Annex I-A.
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5.Payment of Expenses. The Borrower agrees to reimburse the Administrative Agent for all reasonable fees, charges and disbursements of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including all reasonable fees, charges and disbursements of counsel to the Administrative Agent.
6.Conditions Precedent. This effectiveness of this Amendment is subject to the satisfaction of each of the following conditions (the date of the satisfaction of all such conditions, the “Amendment Effective Date”):
a.Amendment. The Administrative Agent (or its counsel) shall have received from each of Holdings, the Borrower, each other Guarantor, each Issuing Bank and each Lender (including each New Lender) either (x) a counterpart of this Amendment, signed on behalf of such party or (y) written evidence reasonably satisfactory to the Administrative Agent (which may include delivery of a signed signature page of this Amendment by facsimile or other means of electronic transmission (e.g., “pdf”)) that such party has signed a counterpart of this Amendment.
b.Promissory Notes. To the extent requested by any Lender, the Borrower shall have executed and delivered to the Administrative Agent a Note payable to such Lender in a principal amount equal to its Maximum Revolving Credit Amount, and otherwise duly completed.
c.Fees and Expenses. The Borrower shall have made payment of all fees and expenses due and owing under Section 5 of this Amendment, any applicable provisions of the Credit Agreement and under any separate fee letter agreement(s) entered into by the parties.
d.Secretary’s Certificate; Organizational Documents. The Administrative Agent shall have received a certificate of the Secretary or a Responsible Officer of the Borrower, Holdings and of each other Guarantor attaching thereto (i) resolutions of the managers, board of directors or other managing body with respect to the authorization of the Borrower, Holdings or such other Guarantor to execute and deliver this Amendment and the other Loan Documents contemplated hereby to which it is a party and to enter into the transactions contemplated hereby, which such resolutions shall be certified as being true and complete and the certificate shall certify that such resolutions have not been amended or repealed, are in full force and effect on and as of the Amendment Effective Date and constitute the only action taken with respect to the subject matter thereof, (ii) a true and complete list of the individuals (A) who are authorized to sign the Loan Documents to which the Borrower, Holdings or such other Guarantor is a party and (B) who will, until replaced by another individual duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Amendment and the other Loan Documents to which it is a party, (iii) specimen signatures of such authorized individuals, certified to be the true and correct signatures of such
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authorized individuals, and (iv) for the Borrower, Holdings and each other Guarantor, the articles or certificate of incorporation or formation (certified by the Secretary of State of the jurisdiction of organization) and the bylaws, operating agreement, partnership agreement or other Organizational Document, certified as being true and complete with no amendments other than as attached to such certificate; provided that to the extent that the Borrower delivered a certificate attaching the documents required by this clause (iv) to the Administrative Agent in connection with the Existing Credit Agreement, the Borrower may certify that none of such previously delivered documents have been amended, supplemented or otherwise amended and that such previously delivered documents remain in full force and effect. The Administrative Agent, the Issuing Banks and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from the Borrower to the contrary.
e.Legal Opinion. The Administrative Agent shall have received an opinion of Kirkland & Ellis LLP, New York counsel to the Borrower, Holdings and the other Guarantors, in form and substance reasonably satisfactory to the Administrative Agent, as to such customary matters regarding this Amendment, the Credit Agreement and the other Loan Documents and the transactions contemplated hereunder as the Administrative Agent or its counsel may reasonably request. The Borrower, Holdings and the other Guarantors and the Administrative Agent hereby instruct such counsel to deliver such legal opinion.
f.Minimum Aggregate Elected Commitment Amounts. The Administrative Agent and the Borrower shall have confirmed that, after giving effect to this Amendment, the Aggregate Elected Commitment Amounts shall equal or exceed $800,000,000.
g.Confirmation and Acknowledgment. The Borrower and each Guarantor shall have confirmed and acknowledged to the Administrative Agent and the Lenders, and by its execution and delivery of this Amendment, the Borrower and each Guarantor does hereby confirm and acknowledge to the Administrative Agent and the Lenders, that each of the representations and warranties of the Borrower and the Guarantors set forth in the Loan Documents is true and correct in all material respects (except for those which have a materiality qualifier, which are true and correct in all respects as so qualified) on and as of the Amendment Effective Date, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the Amendment Effective Date, such representations and warranties are true and correct in all material respects (except for those which have a materiality qualifier, which are true and correct in all respects as so qualified) as of such specified earlier date.
h.No Default, Event of Default, or Borrowing Base Deficiency. At the time of and immediately after effectiveness of this Amendment, no Default, Event of Default or Borrowing Base Deficiency shall have occurred and be continuing.
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i.Excess Cash. At the time of and immediately after effectiveness of this Amendment, the Borrower and its Restricted Subsidiaries shall not have Excess Cash in an amount greater than the Excess Cash Threshold.
7.Representations and Warranties. Each Credit Party represents and warrants to the Administrative Agent and the Lenders that, as of the date hereof:
a.this Amendment has been duly authorized, executed and delivered by such Credit Party and constitutes the legal, valid and binding obligation of such Credit Party enforceable against each such Credit Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;
b.the execution, delivery and performance by each Credit Party of this Amendment (i) will not violate any applicable law or regulation or the charter, by-laws or other Organizational Documents of the Credit Parties or any Restricted Subsidiary or any order of any Governmental Authority (except, with respect to applicable law or regulations, for such violations that would not reasonably be expected to have a Material Adverse Effect), (ii) will not violate or result in a default under any indenture, agreement or other instrument evidencing or governing Material Debt binding upon the Credit Parties, the Restricted Subsidiaries or their respective Properties, or give rise to a right thereunder to require any payment to be made by the Credit Parties or any Restricted Subsidiary and (iii) will not result in the creation or imposition of any Lien on any Property of the Credit Parties or any Restricted Subsidiary (other than the Liens created by the Loan Documents);
c.at the time of and immediately after effectiveness of this Amendment, no Default, Event of Default or Borrowing Base Deficiency shall have occurred and be continuing; and
d.at the time of and immediately after effectiveness of this Amendment, the Borrower and its Restricted Subsidiaries shall not have Excess Cash in an amount greater than the Excess Cash Threshold.
8.Post-Closing Covenants. The Borrower hereby covenants and agrees that it shall, or shall cause one or more of the Guarantors to, not later than sixty (60) days after the Amendment Effective Date (or such later date as the Administrative Agent shall reasonably agree in writing in its sole discretion) satisfy the following post-closing covenants:
a.Mortgage Amendments. The Borrower shall, and shall cause each of its applicable Restricted Subsidiaries to, execute and deliver duly authorized amendments to certain of the existing Security Instruments, in form and substance reasonably acceptable to the Administrative Agent (in a sufficient number of counterparts to permit the recording or filing thereof in each applicable
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jurisdiction), extending the maturity date set forth in such existing Security Instruments to at least May 1, 2027.
b.Supplemental Mortgages. In the event that the Mortgaged Properties represent less than 85% of the PV-10 value of the Borrowing Base Properties of the Borrower and the Restricted Subsidiaries evaluated in the Spring 2023 Redetermination Reserve Report, then the Borrower shall, and shall cause each of its Restricted Subsidiaries to, grant to the Administrative Agent or its designee as security for the Secured Obligations a first-priority Lien interest (subject to Liens permitted by Section 9.03 which may attach to Mortgaged Property) on additional Oil and Gas Properties of the Borrower and the Restricted Subsidiaries not already subject to a Lien of the Security Instruments such that after giving effect thereto, the value of the Mortgaged Properties is equal to or greater than 85% of the PV-10 value of the Borrowing Base Properties of the Borrower and the Restricted Subsidiaries evaluated in the Spring 2023 Redetermination Reserve Report. All such Liens will be created and perfected by and in accordance with the provisions of Section 8.14(a) of the Credit Agreement.
c.Supplemental Title. To the extent requested by the Administrative Agent, the Borrower will deliver title information in form and substance reasonably acceptable to the Administrative Agent covering enough of the Oil and Gas Properties evaluated in the Spring 2023 Redetermination Reserve Report that were not included in the immediately preceding Reserve Report, so that the Administrative Agent shall have received together with title information previously delivered to the Administrative Agent, reasonably satisfactory title information on at least 85% of the PV‑10 value of the Borrowing Base Properties evaluated in the Spring 2023 Redetermination Reserve Report.
9.Changes to Issuing Banks. On the Amendment Effective Date:
a.The Borrower hereby appoints BofA as an Issuing Bank under the Credit Agreement, BofA acknowledges and accepts such appointment as an Issuing Bank, and the Administrative Agent hereby consent to the Borrower’s appointment and BofA’s acceptance of such appointment as an Issuing Bank under the Credit Agreement. From and after the Amendment Effective Date, BofA shall be an Issuing Bank under the Credit Agreement and shall have the rights and obligations thereunder.
b.MUFG Bank, Ltd. (“MUFG”) hereby resigns as an Issuing Bank under the Existing Credit Agreement and, as such, MUFG shall remain a party to the Credit Agreement and shall continue to have all the rights and obligations of an Issuing Bank under the Credit Agreement and the other Loan Documents with respect to (and only with respect to) any Letters of Credit heretofore issued by MUFG that remain outstanding on the Amendment Effective Date, and MUFG shall not be required to issue additional Letters of Credit under the Credit Agreement.
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c.For the avoidance of doubt, this Amendment shall constitute written notice of the resignation and replacement of an Issuing Bank required pursuant to Section 2.08(i) of the Existing Credit Agreement.
10.Reaffirmation; Reference to and Effect on the Loan Documents.
a.From and after the Amendment Effective Date, each reference in the Credit Agreement to “hereunder,” “hereof,” “this Agreement” or words of like import and each reference in the other Loan Documents to “Credit Agreement,” “thereunder,” “thereof” or words of like import shall, unless the context otherwise requires, mean and be a reference to the Credit Agreement as amended by this Amendment. This Amendment is a Loan Document.
b.The Loan Documents, and the obligations of the Borrower and the other Credit Parties under the Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms.
c.The Borrower and each other Credit Party (i) acknowledges and consents to all of the terms and conditions of this Amendment, (ii) affirms all of its obligations under the Loan Documents, (iii) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Loan Documents, (iv) agrees that the Security Instruments continue to be in full force and effect and are not impaired or adversely affected in any manner whatsoever, (v) confirms its grant of security interests pursuant to the Security Instruments to which it is a party as Collateral for the Secured Obligations, and (vi) acknowledges that all Liens granted (or purported to be granted) pursuant to the Security Instruments remain and continue in full force and effect in respect of, and to secure, the Secured Obligations. Each Guarantor hereby reaffirms its obligations under each of the Guaranty and Collateral Agreement, each Mortgage and each Security Instrument Assignment to which such Guarantor is a party, and agrees that its obligation to guarantee the Secured Obligations is in full force and effect as of the date hereof.
d.The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender, any Issuing Bank or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.
e.In the event of any conflict between the terms of this Amendment and the terms of the Credit Agreement or the other Loan Documents, the terms hereof shall control.
11.Governing Law; Jurisdiction; Consent to Service of Process; Waiver of Jury Trial, Etc.
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a.This Amendment shall be construed in accordance with and governed by the law of the State of New York, without regard to conflict of laws principles thereof to the extent such principles would cause the application of the law of another state.
b.EACH PARTY HERETO HEREBY AGREES AS SET FORTH IN SECTION 12.09 OF THE CREDIT AGREEMENT AS IF SUCH SECTION WAS SET FORTH IN FULL HEREIN.
12.Amendments; Headings; Severability. The Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting this Amendment. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
13.Execution in Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, emailed pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent.
14.Notices. All notices hereunder shall be given in accordance with the provisions of Section 12.01 of the Credit Agreement.
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Each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.
GULFPORT ENERGY CORPORATION
GULFPORT ENERGY OPERATING CORPORATION
GRIZZLY HOLDINGS, INC.
JAGUAR RESOURCES LLC
PUMA RESOURCES, INC.
GATOR MARINE, INC.
GATOR MARINE IVANHOE, INC.
WESTHAWK MINERALS LLC
GULFPORT MIDSTREAM HOLDINGS, LLC
GULFPORT APPALACHIA, LLC
GULFPORT MIDCON, LLC
MULE SKY LLC

By:_____________________________________________
Name:
Title: Chief Financial Officer
Signature Page to Joinder, Commitment Increase and Borrowing Base Redetermination Agreement and Third Amendment to Credit Agreement

753281019 21689546

ADMINISTRATIVE AGENT, ISSUING BANK AND LENDER:	JPMorgan Chase Bank, N.A., as Administrative Agent, Issuing Bank and a Lender By: _________________________ Name: Title:

Signature Page to Joinder, Commitment Increase and Borrowing Base Redetermination Agreement and Third Amendment to Credit Agreement

753281019 21689546

LENDERS: [ • ]
By: _________________________
Name:
Title:

Signature Page to Joinder, Commitment Increase and Borrowing Base Redetermination Agreement and Third Amendment to Credit Agreement

753281019 21689546

Annex I-A
to Third Amendment
ANNEX I
MAXIMUM CREDIT AMOUNTS

Name of Lender	Applicable Percentage	Maximum Revolving Credit Amount	Elected Commitment
JPMorgan Chase Bank, N.A.	8.6666666667%	$130,000,000.04	$78,000,000.00
Bank of America, N.A.	6.8888888889%	$103,333,333.33	$62,000,000.00
Capital One, National Association	6.8888888889%	$103,333,333.33	$62,000,000.00
Canadian Imperial Bank of Commerce, New York Branch	6.8888888889%	$103,333,333.33	$62,000,000.00
Citizens Bank, N.A.	6.8888888889%	$103,333,333.33	$62,000,000.00
Fifth Third Bank, National Association	6.8888888889%	$103,333,333.33	$62,000,000.00
KeyBank National Association	6.8888888889%	$103,333,333.33	$62,000,000.00
Mizuho Bank, Ltd.	6.8888888889%	$103,333,333.33	$62,000,000.00
MUFG Bank, Ltd.	6.8888888889%	$103,333,333.33	$62,000,000.00
Truist Bank	6.8888888889%	$103,333,333.33	$62,000,000.00
U.S. Bank National Association	6.8888888889%	$103,333,333.33	$62,000,000.00
Wells Fargo Bank, N.A.	6.8888888889%	$103,333,333.33	$62,000,000.00
BOKF, NA DBA Bank of Oklahoma	5.0000000000%	$75,000,000.00	$45,000,000.00
First Horizon Bank, a Tennessee State Bank	3.8888888889%	$58,333,333.33	$35,000,000.00
Zions Bancorporation, N.A. dba Amegy Bank	3.8888888889%	$58,333,333.33	$35,000,000.00
Comerica Bank	2.7777777778%	$41,666,666.67	$25,000,000.00
TOTAL	100.000000000%	$1,500,000,000	$900,000,000.00

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